Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of ICZOOM Group Inc. on Form F-3 of our report dated December 2, 2022, except for Note 10, as to which the date is December 14, 2022, with respect to our audit of the consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows of ICZOOM Group Inc. for the year ended June 30, 2022, appearing in the Annual Report on Form 20-F of ICZOOM Group Inc. for the year ended June 30, 2024. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We were dismissed as auditors on April 3, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference in this registration statement, including for the six months ended December 31, 2022 and the periods after the date of our dismissal.

/s/ Friedman LLP

New York, New York

February 14, 2025